EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-131900 on Form S-8 pertaining to Hughes Communications, Inc. of our report dated March 29, 2006 relating to the consolidated financial statements of SkyTerra Communications, Inc., and subsidiaries and the related consolidated financial statement schedule included in this Annual Report on Form 10-K of Hughes Communications, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland

April 14, 2006